Exhibit 99.1

News Corporation

FOR IMMEDIATE RELEASE

NEWS RELEASE

Contact: Media: Andrew Butcher 212-852-7070

Investors: Reed Nolte 212 852 7092

News Corporation Announces Stock Repurchase Program

NEW YORK, NY, June 13, 2005 – News Corporation (NYSE: NWS, NWS.A; ASX: NWS, NWSLV) announced today that its Board of Directors has approved a stock repurchase program, effective immediately. Under the program, News Corporation is authorized to acquire from time to time up to $3 billion in the Company’s Class A common stock and Class B common stock.

The repurchases will be made through open market transactions. The timing of such transactions and class of shares purchased will depend on a variety of factors, including market conditions, but the program is expected to be completed within two years. The Company expects that the number of shares of Class A common stock and Class B common stock subject to the repurchase will be approximately equal. The program may be suspended or discontinued at any time.

News Corporation had total assets as of March 31, 2005 of approximately US$56 billion and total annual revenues of approximately US$23 billion. News Corporation is a diversified international media and entertainment company with operations in eight industry segments: filmed entertainment; television; cable network programming; direct broadcast satellite television; magazines and inserts; newspapers; book publishing; and other. The activities of News Corporation are conducted principally in the United States, Continental Europe, the United Kingdom, Australia, Asia and the Pacific Basin.

FORWARD-LOOKING STATEMENTS

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the company and its business, operations, financial condition and the industry in which it operates and the factors described in the company’s filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The company disclaims any obligation to update the forward-looking statements contained herein.

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1211 AVENUE OF THE AMERICAS • NEW YORK, NEW YORK 10036 • newscorp.com

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